Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement (No. 333-126056) of CONSOL Energy Inc. on Form S-8 of our report dated June 23, 2011 appearing in this Annual Report on Form 11-K of CONSOL Energy Inc. Investment Plan for Salaried Employees for the year ended December 31, 2010.

/s/ ParenteBeard, LLC

Pittsburgh, Pennsylvania

June 23, 2011

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement (No. 333-126056) of CONSOL Energy Inc. on Form S-8 of our report dated June 25, 2010 appearing in this Annual Report on Form 11-K of CONSOL Energy Inc. Investment Plan for Salaried Employees for the year ended December 31, 2009.

/s/ McCrory & McDowell LLC

Pittsburgh, Pennsylvania

June 23, 2011